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                                                                    Exhibit 99.1

                  SELECTED CONSOLIDATED FINANCIAL INFORMATION

     The tables below present selected consolidated financial information for our company. You should read this information together with the information set forth under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements of our company included elsewhere herein.

     The balance sheet data presented below as of December 31, 2000 and 2001, and the income statement data presented below for each of the years in the three-year period ended December 31, 2001, are derived from the audited Consolidated Financial Statements of our company included elsewhere herein. The other balance sheet and income statement data presented below are derived from audited Consolidated Financial Statements of our company, which are not presented herein, as adjusted to retroactively reflect the change in method of accounting for inventories and the discontinued operations treatment of a consolidated subsidiary.

                                                                  YEAR ENDED DECEMBER 31,
                                                    ----------------------------------------------------
                                                      1997       1998       1999       2000       2001
                                                    --------   --------   --------   --------   --------
                                                      (DOLLARS IN MILLIONS, EXCEPT FOR PRICE OF COPPER
                                                                    AND PER SHARE DATA)
INCOME STATEMENT DATA:
Net sales:
  Commercial......................................   $477.3     $445.4     $436.7     $487.4     $444.2
  Wholesale.......................................    116.8      104.1      118.9       97.0       97.6
  Rod, bar and other..............................     37.6       29.7       30.6       37.1       41.3
                                                     ------     ------     ------     ------     ------
          Total net sales.........................    631.7      579.2      586.2      621.5      583.1
Gross profit:
  Commercial......................................     77.5       63.8       50.5       70.0       50.1
  Wholesale.......................................      2.8        4.6       12.2       12.6        9.3
  Rod, bar and other..............................      2.0        1.0        0.9        2.5        2.8
                                                     ------     ------     ------     ------     ------
          Total gross profit......................     82.3       69.4       63.6       85.1       62.2
Selling, general and administrative expenses......     22.5       25.5       30.3       32.0       32.3
Restructuring and other charges(a)................      4.4       11.9       19.9         --        1.5
                                                     ------     ------     ------     ------     ------
Operating income from continuing operations.......     55.4       32.1       13.4       53.1       28.4
Interest expense, net.............................      7.4        6.6       12.2       12.2       13.1
Amortization and other, net.......................      0.2        0.8        1.7        0.4       (0.4)
                                                     ------     ------     ------     ------     ------
Income (loss) from continuing operations before
  income taxes....................................     47.7       24.6       (0.6)      40.6       15.8
Income tax provision (benefit)....................     17.4        8.4       (1.0)      14.7        4.3
                                                     ------     ------     ------     ------     ------
Income from continuing operations.................     30.4       16.2        0.4       25.9       11.4
Income (loss) from discontinued operations, net of
  tax(b)..........................................      0.2        1.3        1.4        0.8      (31.2)
Extraordinary item, net of income tax benefit.....     (4.7)        --         --         --         --
Effect of change in accounting principle, net of
  tax(c)..........................................       --         --       (5.8)        --         --
                                                     ------     ------     ------     ------     ------
Net income (loss).................................   $ 25.8     $ 17.5     $ (4.0)    $ 26.7     $(19.8)
                                                     ======     ======     ======     ======     ======

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
                                                                  YEAR ENDED DECEMBER 31,
                                                    ----------------------------------------------------
                                                      1997       1998       1999       2000       2001
                                                    --------   --------   --------   --------   --------
                                                      (DOLLARS IN MILLIONS, EXCEPT FOR PRICE OF COPPER
                                                                    AND PER SHARE DATA)
INCOME FROM CONTINUING OPERATIONS PER SHARE:
  Basic...........................................   $ 2.14     $ 1.14     $ 0.01     $ 2.11     $ 0.92
  Diluted.........................................   $ 2.11     $ 1.12     $ 0.01     $ 2.08     $ 0.91
OTHER FINANCIAL DATA:
EBITDA(d).........................................   $ 71.3     $ 47.9     $ 27.4     $ 69.8     $ 47.6
EBITDA margin.....................................     11.3%       8.3%       4.7%      11.2%       8.4%
Adjusted EBITDA(d)................................   $ 75.7     $ 59.8     $ 47.4     $ 69.8     $ 49.1
Adjusted EBITDA margin............................     12.0%      10.3%       8.1%      11.2%       8.6%
Depreciation and amortization.....................   $ 16.2     $ 16.7     $ 15.8     $ 17.0     $ 18.7
Cash interest expense(e)..........................      9.3        5.3       16.1     $ 15.2     $ 15.5
Ratio of earnings to fixed charges(f)(g)..........      6.6x       3.0x        --        3.6x       2.0x
Capital expenditures..............................   $ 21.0     $ 34.3     $ 23.1     $ 31.7     $ 27.6
OTHER OPERATING DATA:
Pounds shipped in millions:
  Commercial......................................    210.5      219.0      224.7      238.0      210.3
  Wholesale.......................................     77.4       80.9       87.5       67.8       76.3
  Rod, bar and other..............................     27.3       26.7       26.4       29.0       21.5
Average COMEX price of copper per pound(h)........   $ 1.04     $ 0.75     $ 0.72     $ 0.84     $ 0.73
BALANCE SHEET DATA (END OF PERIOD):
Cash and cash equivalents.........................   $ 15.1     $ 78.9     $ 26.9     $ 23.5     $ 22.7
Total assets......................................    428.8      539.8      499.5      584.9      539.4
Long-term debt and redeemable cumulative preferred
  stock...........................................    104.7      219.9      182.2      233.2      151.8
Total stockholders' equity........................    229.5      226.5      212.5      228.4      201.4

---------------

(a)We recognized restructuring and other charges of approximately $19.9 million ($12.5 million after tax) in 1999 and $1.5 million ($1.0 million after tax) in 2001. See Note 18 of the Notes to Consolidated Financial Statements.

   During 1998, we recorded restructuring and other charges of approximately $11.9 million ($7.5 million after tax). This charge included $7.4 million in expenses related to the closing of our Greenville, Mississippi facility, of which $5.6 million in expenses related to the write-down of impaired assets resulting primarily from the closing of this facility; $2.3 million in expenses for the write-down of impaired assets related to the discontinuation of casting at our North Carolina facility; $0.4 million of other costs related to the discontinuation of the casting process at the North Carolina facility; $0.9 million in expenses related to the implementation of a salaried workforce reduction program; and $0.9 million in professional fees and other costs primarily associated with an acquisition that was not completed.

   During 1997, we recorded restructuring and other charges of approximately $4.4 million ($3.0 million after tax). This charge included $1.8 million in expenses related to the implementation of our 1997 Voluntary Early Retirement Program; $1.3 million of severance costs; $0.6 million of professional fees and other costs associated with an acquisition that was not completed; and $0.7 million of costs for discontinuing Poland operations of Small Tube Manufacturing Corporation (a wholly-owned subsidiary of our company).

(b)We have reclassified the operating results of Wolverine Ratcliffs, Inc., equal to $1.4 million, $0.8 million and $7.3 million (in each case net of tax) for the years ended 1999, 2000 and 2001, respectively, as discontinued operations and, in addition, we recorded an estimated $23.9 million (net of tax) loss on the disposal of the Wolverine Ratcliffs operations in 2001. See
   Note 2 of the Notes to Consolidated Financial Statements.

(c)Effective January 1, 1999, we adopted Statement of Position 98-5, Reporting on the Costs of Start-Up Activities, or SOP 98-5, which requires that costs related to start-up activities be expensed as incurred. The cumulative effect of adopting SOP 98-5 as of the beginning of 1999 was a charge of $5.8 million, net of tax.

(d)We define EBITDA, for this purpose, as income (loss) from continuing operations before interest expense, income taxes, depreciation and amortization. Adjusted EBITDA, for this purpose, means EBITDA plus the restructuring and other charges. We believe that EBITDA and Adjusted EBITDA are commonly used by certain investors and analysts to analyze a company's ability to service debt. However, EBITDA and Adjusted EBITDA are not measures of financial performance under generally accepted accounting principles. EBITDA and Adjusted EBITDA should not be considered in isolation or as a substitute for net income,



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   cash flows from continuing operations or other consolidated income or cash flow data prepared in accordance with generally accepted accounting principles or as a measure of a company's profitability or liquidity. You should also see the statement of cash flows contained within our Consolidated Financial Statements included elsewhere herein. Our method for calculating EBITDA or Adjusted EBITDA may not be comparable to methods used by other companies.

(e)The ratio of Adjusted EBITDA to cash interest expense for each of the years ended December 31, 1999, 2000, and 2001 was 2.9x, 4.6x and 3.2x,
   respectively. We are currently in the process of obtaining financing to replace our existing revolving credit facility, which matures April 30, 2002. The ratio of pro forma Adjusted EBITDA to cash interest expense for the year ended December 31, 2001 was 2.0x. For purposes of the foregoing, we have estimated the interest rates that would have been applicable to the refinancing we are pursuing as of the date hereof and assumed that these rates were in effect throughout 2001. This estimate was based on the terms of, and market interest rates for, indebtedness believed to be comparable to this refinancing.

(f)Earnings consist of income (loss) from continuing operations before income taxes plus fixed charges. Fixed charges consist of interest expense (including capitalized interest) on debt and amortization of deferred debt issuance costs, and the portion of rental expense that we believe is representative of the interest component of rental expense of approximately $0.3 million for each of 1999, 2000 and 2001. For the year ended December 31, 1999 our earnings were insufficient to cover our fixed charges by approximately $0.9 million.

(g)The ratio of earnings to fixed charges would have been 1.3x had our average outstanding balance under our existing revolving credit facility during 2001 been refinanced from the refinancing we are pursuing. For purposes of the foregoing, we have estimated the interest rates that would have been applicable to such refinancing as of the date hereof and assumed that these rates were in effect throughout 2001. This estimate was based on the terms of, and market interest rates for, indebtedness believed to be comparable to such refinancing.

(h)Source: Metals Week.